Board of Directors
Universal Guardian Holdings, Inc.
May 24, 2005
Page #

May 24, 2005

Board of Directors
Universal Guardian Holdings, Inc.
4695 MacArthur Blvd., Suite 300
Newport Beach, California 92660

Re:

Registration Statement On Form SB-2 For Resale of Common Stock

Gentlemen:

As legal counsel for Universal Guardian Holdings, Inc. ("Universal Guardian"), I have acted as securities counsel for Universal Guardian in connection with the preparation of a registration statement on Form SB-2 (the "Registration Statement") under the United States Securities Act of 1993, as amended (the "Securities Act"), and the Rules and Regulations of the United States Securities and Exchange Commission promulgated thereunder, to be filed with the Securities and Exchange Commission on or about May 13, 2005, in connection with the registration of an aggregate of up to 4,218,750 shares of common stock, par value $0.001 (the "Shares"), consisting of:

(1)

2,812,500 currently issued and outstanding common shares; and

(2)

1,406,250 common shares issuable by the company upon the prospective exercise of currently issued and outstanding common share purchase warrants at the election of the warrant holders..

In rendering my opinion, I have reviewed and examined the following documents and certificates of officers and directors of Universal Guardian.

(1)

Universal Guardian's Certificate of Incorporation, as amended from time to time (the "Certificate") as certified to me by the Secretary of State of the State of Delaware and as recorded in the office of the appropriate county recorder;

(2)

Universal Guardian's Bylaws, as certified to me by the Secretary of the company;

(3)

Certified resolutions adopted by Universal Guardian's Board of Directors authorizing the filing of the Registration Statement with respect to the sale of the Shares; and

(4)

The Registration Statement.

In giving my opinion, I have assumed without investigation the authenticity, accuracy and completeness of any document or instrument submitted to me as an original, the conformity to the original of any document or instrument submitted to me as a copy, and the genuineness of all signatures on such originals or copies.

I have not undertaken, nor do I intend to undertake, any independent investigation beyond such documents or instruments and records, or to verify the adequacy of accuracy of such documents, instruments and records.

Based upon the foregoing, I am of the opinion that, after the Registration Statement becomes effective and after any post-effective amendment required by law as may become applicable is duly completed, filed and becomes effective (such Registration Statement as it finally becomes effective, or, if required to be post-effectively amended, then as it is so amended, is referred to hereinafter as the "Final Registration Statement"), and when the applicable provisions of "blue sky" and other state or provincial securities laws shall have been complied with,

Board of Directors
Universal Guardian Holdings, Inc.
May 24, 2005
Page #

and when the Shares are issued and sold in accordance with the Final Registration Statement and the terms of Universal Guardian's Certificate of Incorporation in the case of the underlying warrant agreements in the case of the exercise of outstanding common share purchase warrants, will be legally authorized, fully paid and nonassessable under the laws of the State of Delaware, including all statutory provisions under those laws, all applicable provisions of the Delaware Constitution, and all reported judicial decisions interpreting those laws.

I express no opinion as to compliance with "blue sky" or state securities laws of any state in which the Shares are proposed to be offered and sold or as to the effect, if any, which non-compliance with such laws might have on the validity of issuance of the Shares.

I consent to the reference to myself under the caption “Legal Matters” in the prospectus contained in the Registration Statement.  I also consent to the filing of this opinion as an exhibit to any filing made with the Securities and Exchange Commission or under any state or other jurisdiction's securities act for the purpose of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the Shares in connection with the offering described in the Registration Statement.  Other than as provided in the two preceding sentences, this opinion covers only matters of United States federal law and the internal (and not the conflict of law) laws of the State of Delaware, and nothing in this opinion shall be deemed to imply any opinion related to the laws of any other jurisdiction.  Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

Very truly yours,

/s/ John M. Woodbury, Jr.

John M. Woodbury, Jr.